CORPORATE OFFICE
37 North Valley Road, Building 4, P.O. Box 1764, PAOLI, PA 19301-0801

Contact: William J. Burke (610) 889-5249

AMETEK ANNOUNCES APPOINTMENT OF ANTHONY J. CONTI
TO BOARD OF DIRECTORS

Paoli, PA., July 30, 2010—AMETEK, Inc. (NYSE: AME) today announced that its Board of Directors has appointed Anthony J. Conti as a new director of the Company. Mr. Conti retired in 2009 from PricewaterhouseCoopers after a distinguished 37-year career, 29 years as a partner.

Frank Hermance, AMETEK Chairman and Chief Executive Officer, said, “I am very pleased to welcome Tony to AMETEK’s Board of Directors. Tony is a seasoned business leader with a strong financial and industrial background. We expect him to make significant contributions to the Board and the Company as we continue AMETEK’s growth.”

Mr. Conti joined Coopers and Lybrand in 1973 and became a partner in 1980, serving a wide range of industrial, technology, utility and health services clients. Mr. Conti held a number of leadership roles with Coopers & Lybrand, and later with PricewaterhouseCoopers, after its merger with Price Waterhouse in 1998.

Mr. Conti was the Managing Partner of the firm’s Harrisburg Office from 1984 to 1989. He then served as the Managing Partner of the Pittsburgh office from 1989 to 1991. From 1990 to 1994, Mr. Conti was a member of the firm’s Governing Board and Chairman of its Nominating Committee, and was the firm’s Vice Chairman, Human Capital and Strategy, and a member of the Firm Leadership team from 1991 to 1994. From 1994 to 1998, he was the Partner in Charge of the Assurance practice in Pennsylvania, and, from 1998 to 2005, he was a Regional Managing Partner for the Assurance practice. From 2005 through 2009, Mr. Conti was the Managing Partner of the firm’s Philadelphia office.

Mr. Conti also is a civic leader in the Southeastern Pennsylvania community. He is presently Chairman of the Board of the World Affairs Council of Philadelphia and previously served as a Member of the Board and Executive Committee of the United Way of Southeastern Pennsylvania.

Mr. Conti holds a Bachelors of Arts degree in Economics from St. Joseph’s University and a Masters of Business Administration from Temple University. Mr. Conti is a Certified Public Accountant.

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AMETEK ANNOUNCES APPOINTMENT OF ANTHONY J. CONTI TO BOARD OF DIRECTORS

Corporate Profile

AMETEK is a leading global manufacturer of electronic instruments and electro-mechanical devices with 2009 sales of $2.1 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 and the Russell 1000 Indices.

Forward-looking Information

Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include our ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; our ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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